UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 20, 2020

JIYA ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39719	85-2789517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Middlefield Road Palo Alto, CA	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 285-4270

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	JYAC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 18, 2020, Jiya Acquisition Corp. (the “Company”) priced its initial public offering (“IPO”) of 10,000,000 shares of Class A common stock (the “Shares”). The Shares will be sold at a price of $10.00 per share, which will generate gross proceeds to the Company of $100,000,000.

Substantially concurrently with the pricing of the IPO, the Company entered into an agreement with Jiya Holding Company, LLC (the “Sponsor”) pursuant to which the Sponsor agreed to purchase in a private sale 500,000 shares of Class A common stock of the Company (the “Private Placement Shares”) at a purchase price of $10.00 per Private Placement Share, which will generate gross proceeds to the Company of $5,000,000. The Private Placement Shares will be identical to the Shares being sold in the IPO except that, so long as they are held by the Sponsor or its permitted transferees: (1) they will not be redeemable by the Company; (2) they may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the initial business combination; and (3) they will be entitled to registration rights. The sale of the Private Placement Shares is expected to close concurrently with the closing of the IPO.

In connection with the pricing of the IPO, the Company amended and restated its certificate of incorporation and entered into the following agreements, forms of which were previously filed as exhibits to the Company registration statement (File No. 333-249808):

•	An Underwriting Agreement, dated November 18, 2020, between the Company and Citigroup Global Markets Inc.

•	A Letter Agreement, dated November 18, 2020, among the Company and its officers, directors and Jiya Acquisition Corp.

•	An Investment Management Trust Agreement, dated November 18, 2020, between the Company and Continental Stock Transfer & Trust Company, as trustee.

•	A Registration Rights Agreement, dated November 18, 2020, between the Company and certain security holders.

•	A Private Placement Purchase Agreement, dated November 18, 2020, between the Company and the Sponsor.

•	An Administrative Services Agreement, dated November 18, 2020, between the Company and the Sponsor.

•	Indemnity Agreements, each dated November 18, 2020, between the Company and each of its executive officers and directors.

On November 18, 2020, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 18, 2020, between the Company and Citigroup Global markets, Inc., as representative of the several underwriters.
3.1	First Amended and Restated Certificate of Incorporation of the Company
10.1	Letter Agreement, dated November 18, 2020, among the Company and its officers, directors and Jiya Holding Company, LLC, dated November 18, 2020.
10.2	Investment Management Trust Agreement, dated November 18, 2020, between the Company and Continental Stock Transfer & Trust Company, as trustee.
10.3	Registration Rights Agreement, dated November 18, 2020, between the Company and certain security holders.
10.4	Private Placement Purchase Agreement, dated November 18, 2020, between the Company and the Sponsor.
10.5	Administrative Services Agreement, dated November 18, 2020, between the Company and the Sponsor.
10.6	Indemnity Agreement, dated November 18, 2020, between the Company and Rekha Hemrajani.
10.7	Indemnity Agreement, dated November 18, 2020, between the Company and Richard Van Doren.
10.8	Indemnity Agreement, dated November 18, 2020, between the Company and Srinivas Akkaraju, M.D., Ph.D.
10.9	Indemnity Agreement, dated November 18, 2020, between the Company and Cory Freedland, Ph.D.
10.10	Indemnity Agreement, dated November 18, 2020, between the Company and Perry Karsen.
10.11	Indemnity Agreement, dated November 18, 2020, between the Company and Dr. Pamela Klein.
10.12	Indemnity Agreement, dated November 18, 2020, between the Company and Dr. Steve Kelsey.
10.13	Indemnity Agreement, dated November 18, 2020, between the Company and Daniel Spiegelman.
10.14	Indemnity Agreement, dated October 28, 2020, between the Company and Mayank Gandhi, M.D.
99.1	Press Release, dated November 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2020

JIYA ACQUISITION CORP.

By:	/s/ Rekha Hemrajani
Rekha Hemrajani
Chief Executive Officer